UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022 (September 27, 2022)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On September 27, 2022, Carl Benjamin Brink informed Carriage Services, Inc. (the “Company”) that he plans to resign from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) of the Company effective January 2, 2023 (the “Effective Date”). Mr. Brink will remain in the role through the Effective Date while the Company conducts a search for a permanent Chief Financial Officer. Following the Effective Date, Mr. Brink has agreed to serve as a consultant for the Company for six months. Mr. Brink’s resignation is not the result of any disagreement with the Company or its Board of Directors on any matter relating to its operations, policies or practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.
Related to Mr. Brink’s resignation, Mr. Brink and the Company have entered into a separation and release agreement (the “Separation Agreement”) which provides for, (i) a one-time payment; (ii) the continuation of certain salary payments to Mr. Brink for twenty-four months following the Effective Date; and (iii) a grant of Company stock, which will be granted to Mr. Brink the day before the Effective Date. The Separation Agreement, which terminates Mr. Brink’s employment agreement with the Company as of the Effective Date, contains customary release, confidentially, non-competition and non-disparagement provisions.
The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Company’s Form 10-Q for the quarter ended September 30, 2022.

Amendment to Employment Agreements for certain Named Executive Officers.
On September 30, 2022, the Company and Carlos R. Quezada, the Company’s President and Chief Operating Officer, entered into a written amendment to Mr. Quezada’s employment agreement dated June 25, 2020, as previously amended on June 1, 2021. The written amendment extends the term of Mr. Quezada’s employment agreement for an additional three (3) years, which will now expire June 25, 2026. Additionally, the written amendment reflects a prior increase to Mr. Quezada’s annual salary to $600,000 and his short term incentive target to 100% of his annual salary, along with a revision to correct references to Mr. Quezada’s current title.
On September 30, 2022, the Company and Steven D. Metzger, the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, entered into a written amendment to Mr. Metzger’s employment agreement dated November 5, 2019, as previously amended on June 1, 2021. The written amendment extends the term of Mr. Metzger’s employment agreement for an additional three (3) years, which will now expire November 5, 2025. Additionally, the written amendment reflects a prior increase to Mr. Metzger’s annual salary to $500,000.
On September 30, 2022, the Company and Shawn R. Phillips, the Company’s Senior Vice President and Regional Partner, entered into a written amendment to Mr. Phillip’s employment agreement dated November 5, 2019. The written amendment extends the term of Mr. Phillip’s employment agreement for an additional three (3) years, which will now expire November 5, 2025. Additionally, the written amendment reflects a prior increase to Mr. Phillip’s annual salary to $360,000, along with a revision to correct references to Mr. Phillip’s current title.
The foregoing summaries of each of Mr. Quezada’s, Mr. Metzger’s and Mr. Phillips’ written amendments to their respective employment agreements do not purport to be complete and are qualified in their entirety by reference to each respective written amendment, copies of which will be filed with the Company’s Form 10-Q for the quarter ended September 30, 2022.
ITEM 7.01    REGULATION FD.
On October 3, 2022, the Company issued a press release regarding Mr. Brink’s resignation, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
The following are furnished as part of this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release of Carriage Services, Inc. dated October 3, 2022 (furnished herewith pursuant to Item 7.01)
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: October 3, 2022	By:	/s/ Steven D. Metzger
Steven D. Metzger
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release of Carriage Services, Inc. dated October 3, 2022 (furnished herewith pursuant to Item 7.01)
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL